BLACK STONE MINERALS, L.P.
2025 LONG-TERM INCENTIVE PLAN

Section 1.Purpose of the Plan. The Black Stone Minerals, L.P. 2025 Long-Term Incentive Plan (the “Plan”) has been adopted by the Board of Directors (the “Board”) of Black Stone Minerals GP, L.L.C., a Delaware limited liability company (the “General Partner”), the general partner of Black Stone Minerals, L.P., a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership and its Affiliates and to encourage superior performance by providing incentive compensation awards denominated in or based on Units to Employees, Consultants and Directors. The Plan is also intended to enhance the ability of the General Partner, the Partnership and their respective Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage such individuals to devote their best efforts to advancing the business of the Partnership and its Affiliates.
Section 2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b)“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.
(c)“Award” means an Option, Restricted Unit, Phantom Unit, DER, Unit Appreciation Right, Other Unit-Based Award, or Cash Award granted under the Plan.
(d)“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
(e)“Board” means the board of directors of the General Partner.
(f)“Bonus Unit” means an Award granted pursuant to Section 6(d).
(g)“Cash Award” means an Award denominated in cash granted under Section 6(e).
(h)“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events, except as otherwise provided in the applicable Award Agreement:
(i)any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act shall beneficially own and control, directly or indirectly, a number of Units that would entitle such person or group to vote Units representing, in the aggregate, more than 50% of the total number of outstanding Common Units and Subordinated Units that are entitled to vote and be counted for purposes of calculating the required votes, and that are deemed to be outstanding for purposes of determining a quorum, at any annual meeting of the limited partners of the Partnership or otherwise in the election of the Board;

(ii)the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the Partnership;
(iii)the sale or other disposition by either the General Partner or the Partnership of all or substantially all of the General Partner’s or the Partnership’s assets, respectively, in one or more transactions to any Person other than the General Partner, the Partnership, or any of their respective Affiliates;
(iv)a transaction resulting in a Person other than the General Partner or an Affiliate of the General Partner (as determined immediately prior to such event) being the sole general partner of the Partnership;
(v)individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or
(vi)the Partnership ceases to own, directly or indirectly, 100% of the outstanding equity interests of the General Partner.
Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to a 409A Award, a “Change of Control” shall not occur unless the transaction or event described in subsection (i), (ii), (iii) or (iv) above also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), as applied to non-corporate entities and as relates to the holder of such Award, to the extent required to comply with Section 409A.

(i)“Code” means the Internal Revenue Code of 1986, as amended.
(j)“Committee” means the Board or such committee of, and appointed by, the Board to administer the Plan; provided, however, that in the absence of the Board’s appointment of a committee to administer the Plan, the Compensation Committee of the Board shall serve as the Committee.
(k)“Common Unit” means an interest in the Partnership having the rights and obligations specified with respect to Common Units in the Partnership Agreement.
(l)“Consultant” means an individual, other than a Director or Employee, who renders bona fide consulting or advisory services to the General Partner, the Partnership, or any of their respective Affiliates.
(m)“DER” means a distribution-equivalent right representing a contingent right to receive an amount in cash, Units, Restricted Units, or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
(n)“Director” means a member of the Board who is not an Employee.
(o)“Effective Date” means April 16, 2025, the date on which this Plan was adopted by the Board, subject to obtaining the approval of the Partnership’s unitholders.
(p)“Employee” means an employee of the General Partner, the Partnership, or any of their respective Affiliates.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)“Fair Market Value” means, as of any given date, (i) with respect to a Common Unit, (x) if the Common Units are traded on a national securities exchange on such date, the closing sales price of a Common Unit on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were reported sales) on the New York Stock Exchange or, if the Common Units are not then listed on such exchange, on any other national securities exchange on which the Common Units are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select or (y) if there is no regular public trading market for the Common Units at the time a determination of fair market value is required to be made hereunder, the amount determined in good faith by the Committee to be the fair market value of a Common Unit as of such date; and (ii) with respect to a Subordinated Unit, the amount determined in good faith by the Committee to be the fair market value of a Subordinated Unit as of such date.
(s)“Incumbent Board” means the portion of the Board constituted of the individuals who are Directors as of the Effective Date and any other individual who becomes a Director after the Effective Date and whose election or appointment by the Board or nomination for election by the Partnership’s limited partners was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.
(t)“Option” means an option to purchase Units granted pursuant to Section 6(a).
(u)“Other Unit-Based Award” means an Award granted pursuant to Section 6(e).
(v)“Participant” means an Employee, Consultant or Director granted an Award under the Plan.
(w)“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, restated and otherwise modified from time to time.
(x)“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency, or political subdivision thereof or other entity.
(y)“Phantom Unit” means a notional interest granted under Section 6(b) that, to the extent vested, entitles the Participant to receive a Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement), an amount of cash equal to the Fair Market Value of a Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement) or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.
(z)“Prior Plan” means the Black Stone Minerals, L.P. Long-Term Incentive Plan, as adopted on May 6, 2015.
(aa)    “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3.

(bb)    “Restricted Period” means the period established by the Committee with respect to an Award or Unit during which the Award or Unit remains subject to restrictions established by the Committee, including, a period during which an Award or Unit is subject to forfeiture or restrictions on transfer, or is not yet exercisable by or payable to the Participant, as the case may

be. As the context requires, the word “vest” and its derivatives refers to the lapse of some or all, as the case may be, of the restrictions imposed on an Award or Unit during such Restricted Period.

(cc)    “Restricted Unit” means a Unit granted pursuant to Section 6(b) that is subject to a Restricted Period.

(dd)    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(ee)    “SEC” means the Securities and Exchange Commission, or any successor thereto.

(ff)     “Section 409A” means Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or guidance that may be amended or issued after the Effective Date.

(gg)    “Subordinated Unit” means an interest in the Partnership having the rights and obligations specified with respect to Subordinated Units in the Partnership Agreement. The term “Subordinated Unit” does not refer to or include a Common Unit.

(hh)    “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

(ii)    “Unit” means a Common Unit or a Subordinated Unit. In the context of a particular Award, references in the Plan to a “Unit” shall be a reference to either a Common Unit or a Subordinated Unit, determined based on the type of Units with respect to which such Award is granted.

(jj)    “Unit Appreciation Right” or “UAR” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price established for such UAR. Such excess may be paid in cash or in Units as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

Section 3.Administration.
(a)Authority of the Committee. The Plan shall be administered by the Committee, subject to Section 3(b); provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is then an officer subject to Rule 16b-3 or a Director. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i)designate Participants;
(ii)determine the type or types of Awards to be granted to a Participant;
(iii)determine the number and type of Units to be covered by Awards;
(iv)determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion;
(v)determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited;
(vi)interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan;
(vii)establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
(viii)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the General Partner, the Partnership, any of their respective Affiliates, any Participant, and any beneficiary of any Award.
(b)Authority of a Subcommittee of the Committee. If the Board is not functioning as the Committee, then at any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members, or (iii) by the full Board. Any such action described in clauses (i), (ii), or (iii) of the preceding sentence shall be deemed to be the action of the Committee for all purposes of the Plan.
(c)Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Employee, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants, or any other agents assisting in the administration of the Plan. Members of the Committee and any Employee acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.

Section 4.Units.
(a)Limits on Units Deliverable.
(i)Units Reserved. Subject to adjustment as provided in Section 4(c) and Section 7, the number of Common Units and Subordinated Units, in the aggregate, that may be delivered with respect to Awards under the Plan shall be equal to the sum of (A) 3,511,907 Units; (B) the number of Units available for issuance under the Prior Plan on the Effective Date; and (C) any Units that are the subject of an award under the Prior Plan as of the Effective Date and are thereafter forfeited or terminated, expire unexercised, are settled in cash in lieu of Units or in a manner such that all or some of the Units covered by such award are not issued to the award holder, or are exchanged for an awards that does not involve Units, and any shares that are withheld from payment of an award to satisfy tax obligations.
(ii)Unit Recycling and Limitations. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose unless and until the Restricted Period for such Restricted Units lapses), or if any Units under an Award are held back to cover the exercise price or tax withholding (including the withholding of Units with respect to an Award of Restricted Units), then, in either such case, the Units underlying such Awards that are so forfeited, cancelled, exercised, settled in cash or that otherwise terminate or expire without the actual delivery of Units and Units so held back shall be available to satisfy future Awards under the Plan. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year shall not exceed $750,000; provided, however, that for any calendar year in which a Director (A) first commences service on the Board, (B) serves on a special committee of the Board, or (C) serves as lead director or chairman of the Board, additional Awards may be granted to such Director in excess of such limit; provided, further, that the limit set forth in this Section (4)(a)(ii) shall be applied without regard to (x) cash fees paid to a Director during such calendar year (or grants of Awards, if any, made to a non-Employee member of the Board in lieu of all or any portion of such cash fees) or (y) grants of Awards, if any, made to a Director during any period in which such individual was an Employee of the Partnership or any Affiliate or was otherwise providing services to the Partnership or to any Affiliate other than in the capacity as a Director.
(b)Sources of Units Deliverable under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of (i) Common Units acquired in the open market; (ii) Common Units or Subordinated Units acquired from the Partnership (including newly issued Common Units or Subordinated Units), any Affiliate of the Partnership, or any other Person; or (iii) any combination of the foregoing, as determined by the Committee in its discretion.

(c)Adjustments.
(i)Certain Restructurings. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event; provided, however, that no adjustment to any Award shall materially reduce the benefit to a Participant immediately prior to such adjustment without the consent of such Participant. Upon the occurrence of any other similar event that would not result in an accounting charge under ASC Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.
(ii)Other Adjustments. Subject to, and without limiting the scope of, the provisions of Section 4(c)(i), in the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, Change of Control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (B) the number and type of Units (or other securities or property) subject to outstanding Awards, and (C) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number. Further, upon the occurrence of any event described in the preceding sentence, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards:
(A)remove any applicable forfeiture restrictions on any Award;
(B)accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date specified by the Committee;
(C)require the mandatory surrender to the General Partner or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and cause the General Partner, the Partnership or any of their respective Affiliates to pay to each holder an amount of cash per Unit equal to the per Unit value as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or UAR exceeds such per Unit value as determined by the Committee, no consideration will be paid with respect to that Award;
(D)cancel Awards that remain subject to a Restricted Period as of a date specified by the Committee without payment of any consideration to the Participant for such Awards; or
(E)make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such event (including, without limitation, the substitution of new awards for Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.
Section 5.Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.
Section 6.Awards.
(a)Options and UARs. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Options or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but, except with respect to substitute Awards pursuant to Section 6(f)(viii), may not be less than the Fair Market Value of a Unit as of the date of grant of such Option or UAR.
(ii)Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period, if any, with respect to an Option or UAR, which may include a provision for accelerated vesting upon the achievement of specified performance goals or other events and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include cash, check acceptable to the General Partner, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless-broker” exercise through procedures approved by the General Partner, other securities or other property, a note (in a form acceptable to the General Partner), or any combination of the foregoing methods.
(iii)Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with (or service to) the General Partner and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Options and UARs awarded to the Participant shall be automatically forfeited on such termination.
(b)Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Units.
(i)UDRs. To the extent determined by the Committee, in its discretion, the Award Agreement for a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, with or without interest or other earnings credit (as determined by the Committee), until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders.
(ii)Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with (or service to) the General Partner and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination.
(iii)Lapse of Restrictions.
(A)Phantom Units. Unless otherwise provided in the applicable Award Agreement, upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement) or an amount in cash equal to the Fair Market Value (for purposes of this Section 6(b)(iii), as calculated on the last day of the Restricted Period) of a Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement) or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.
(B)Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book entry account, as applicable).
(c)DERs. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest or other earnings credit), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units, or Phantom Units by such formula and at such times and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the underlying Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.
(d)Bonus Units and Awards in Lieu of Obligations. The Committee is authorized to grant Units as a bonus or to grant Units in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements to such Employees,

Consultants and Directors and in such amounts as the Committee, in its discretion, may select. Bonus Units or Awards granted hereunder shall be subject to such other terms and conditions as shall be determined by the Committee.
(e)Other Unit-Based Awards; Cash Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants, and Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award, including whether such Other Unit-Based Award (or any portion thereof) is fully vested when granted and, if such Other Unit-Based Award (or any portion thereof) is not fully vested when granted, the conditions under which such Other Unit-Based Award (or the unvested portion thereof) may become vested or forfeited. Other Unit-Based Awards may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the applicable Award Agreement. Cash Awards, as an element of or supplement to, or independent of any other Award under the Plan, may also be granted pursuant to this Section 6(e).
(f)Certain Provisions Applicable to Awards.
(i)Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the General Partner or any Affiliate of the General Partner. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the General Partner, the Partnership or any of their respective Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(ii)Limits on Transfer of Awards.
(A)Except as provided in Section 6(f)(ii)(C), each Option and UAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B)Except as provided in Section 6(f)(ii)(C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership or any of their respective Affiliates.
(C)The Committee may provide in an Award Agreement or in its discretion that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, as amended, or any related family trust, limited partnership or other transferee specifically approved by the Committee.
(iii)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.
(iv)Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the

Committee in its sole discretion, including, without limitation, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be inscribed on any certificates, if applicable, to make appropriate reference to such restrictions.
(v)Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.
(vi)Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Partnership shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award unless and until the Board or the Committee has determined, with advice of counsel, that (A) the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities, and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and (B) the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Partnership is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any exercise price or tax withholding) is received by the General Partner. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including cash, other Awards, withholding of Units, cashless broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the General Partner, as of the date of such tender, is at least equal to the full amount required to be paid to the General Partner pursuant to the Plan or the applicable Award Agreement.
(vii)Change of Control. If specifically provided in an Award Agreement, upon a Change of Control the Award may automatically vest and be payable or become exercisable in full, as the case may be.
(viii)Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who are or who become Employees, Consultants or Directors in connection with a merger, consolidation or acquisition by the Partnership or one of its Affiliates of another entity or the securities or assets of another entity (including in connection with the acquisition by the Partnership or one of its Affiliates of additional securities of an entity that is an existing Affiliate of the Partnership). To the extent permitted by Section 409A, such substitute Awards that are Options or UARs may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution.

(ix)Prohibition on Repricing of Options and UARs. Subject to the provisions of Section 4(c) and Section 7(c), the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s unitholders so as to:
(A)reduce the Unit exercise price of any outstanding Options or UARs,
(B)grant a new Option, UAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or UAR that has the effect of reducing the exercise price thereof,
(C)exchange any Option or UAR for Units, cash, or other consideration when the exercise price per Unit under such Option or UAR exceeds the Fair Market Value of the underlying Units, or
(D)take any other action that would be considered a “repricing” of an Option or UAR under the listing standards of the New York Stock Exchange or, if the Units are not then-listed on such exchange, to the extent applicable, on any other national securities exchange on which the Units are listed.
Subject to Section 4(c), Section 7(c) and Section 8(n), the Committee shall have the authority, without the approval of the Partnership’s unitholders, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or UARs or to cancel and replace any outstanding Options or UARs with the grant of Options or UARs having a per Unit exercise price that is equal to or greater than the per Unit exercise price of the original Options or UARs.

Section 7.Amendment and Termination. Except to the extent prohibited by applicable law:
(a)Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.
(b)Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted (including, without limitation, requiring or allowing for an election to settle an Award in cash), provided no change in any Award shall materially reduce the benefit to a Participant immediately prior to such change without the consent of such Participant.
(c)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(c)) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or such Award.

Section 8.General Provisions.
(a)No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)Tax Withholding. Unless other arrangements have been made that are acceptable to the General Partner or any of its Affiliates, the General Partner or any Affiliate of the General Partner is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash, Units, including Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner or any Affiliate of the General Partner to satisfy its withholding obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units that may be withheld or surrendered shall be limited to the number of Units that have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; provided, however, that such withholding may be based on rates in excess of the minimum statutory withholding rates if (x) the Committee (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the General Partner or any of its Affiliates (other than immaterial administrative, reporting or similar consequences) and (ii) authorizes such withholding at such greater rates and (y) the holder of such Award consents to such withholding at such greater rates.
(c)No Right to Employment or Service Relationship. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner or any of its Affiliates, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the General Partner or an Affiliate of the General Partner may at any time dismiss a Participant from employment or his or her service relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and a Participant.
(d)Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.
(e)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(f)Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation or the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate of the Partnership to recover the same under Section 16(b) of the

Exchange Act, and any payment tendered to the General Partner by a Participant, other holder, or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(g)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any Affiliate of the General Partner and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any Affiliate of the General Partner pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or such Affiliate.
(h)No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.
(i)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.
(j)Facility Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner, the Partnership and their respective Affiliates shall be relieved of any further liability for payment of such amounts.
(k)Participation by Affiliates. In making Awards to Employees employed by, or Consultants providing services to, an Affiliate of the General Partner, the Committee shall be acting on behalf of the Affiliate of the General Partner, and to the extent the Partnership has an obligation to reimburse the General Partner for compensation paid to Employees or Consultants for services rendered for the benefit of the Partnership, such reimbursement payments may be made by the Partnership directly to the Affiliate of the General Partner, and, if made to the General Partner, shall be received by the General Partner as agent for the Affiliate of the General Partner.
(l)Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Partnership, and any of their respective Affiliates regarding the sharing of costs between such entities.
(m)Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
(n)Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award that is subject to Section 409A to fail to comply with the requirements of Section 409A. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith or that would cause a failure of compliance thereunder, to the extent necessary to resolve such conflict or obviate such failure. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award that constitutes a “deferral of compensation” (as defined under Section 409A) on account of a “separation from service” (as defined under Section 409A), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest. Notwithstanding any provision herein to the contrary, none of the Board, the Committee, the Partnership, the General Partner or any of their respective Affiliates makes any representations that any Awards (or payments with respect to any Awards) are exempt from or compliant with Section 409A and in no event shall the Board, the Committee, the Partnership, the General Partner or any of their respective Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A.
(o)No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership, the General Partner, or any of their respective Affiliates (i) provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person or (ii) assumes any liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.
(p)Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable clawback policies or procedures adopted, whether prior to or following the Effective Date, by the General Partner or the Partnership, which clawback policies or procedures may provide for forfeiture, repurchase, or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards if certain specified events or wrongful conduct occur, including an accounting restatement due to the Partnership’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the General Partner and the Partnership reserve the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.
Section 9.Term of the Plan. The Plan shall be effective on the Effective Date and shall continue until the earliest of (i) the date terminated by the Board or the Committee, (ii) the date that all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee under the Plan or an Award Agreement to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.